Exhibit 5.1

Akerman Senterfitt

One Southeast Third Avenue, 25 th Floor

Miami, FL 33131

September 5, 2008

Medical Staffing Network Holdings, Inc.

901 Yamato Road

Suite 110

Boca Raton, FL 33431

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Medical Staffing Network Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Medical Staffing Network Holdings, Inc. 2001 Stock Incentive Plan (the “Plan”).

In connection with the Registration Statement, we have examined, considered and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Akerman Senterfitt
AKERMAN SENTERFITT